UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2006 (December 11, 2006)

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-32581	20-0507518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420, Boca Raton, FL  33434

(Address of Principal Executive Offices)  (Zip Code)

(Registrant’s Telephone number, including area code)  (954) 208-0154

 S.E. ASIA TRADING COMPANY, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) Resignation of Directors

Effective December 11, 2006, Ms. Xian Wenli resigned as a member of the Company’s Board of Directors. There were no disagreements between or among Ms. Xian Wenli and the Company or any officer or director of the Company.

(c) Appointment of Directors

Effective December 11, 2006, Ms. Xian Xuemei was appointed as a member of the Company’s Board of Directors.

Ms. Xian served as clinical pharmacist of Chengdu Spaceflight Hospital from 1997 to 2000. Since 2001, she has been working with Liang Fang Pharmacy Co., Ltd, our operating subsidiary, and is responsible for medical quality inspections. Ms. Xian graduated from the School of Pharmacy, West China University of Medical Sciences with a bachelor’s degree in 1996 with excellent academic results.

There are no arrangements or understandings between Ms. Xian and any other persons pursuant to which Ms. Xian was selected as a director of the Company.   Ms. Xian does not have a direct or indirect material interest in any transaction to which the Company is to be a party in which the amount involved exceeds  $60,000, nor is there any family relationship with Ms. Xian and any of the Company's directors or executive officers.

Item 8	OTHER EVENTS

Pursuant to the Information Statement on Schedule 14C filed with the SEC on November 13, 2006 and mailed to shareholders on or about November 24, 2006, the Company’s name change to Lotus Pharmaceuticals, Inc. became effective December 14, 2006.  The Company’s new symbol is LTUS.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit Number	Description
	3.1	Certificate of Amendment effective December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	Lotus Pharmaceuticals, Inc.
	By:	/s/ Liu Zhong Yi
Liu Zhong Yi
Chief Executive Officer